UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 26, 2015

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 26, 2015, U.S. Auto Parts Network, Inc. (the “Company”) entered into a Settlement Agreement and Release of All Claims (the “Settlement Agreement”) with Houman Akhavan, the Company’s former Vice President of Marketing. Pursuant to the Settlement Agreement, in exchange for a general release of all claims against the Company, Mr. Akhavan is entitled to receive consideration of $300,000. In addition, pursuant to the Settlement Agreement, Mr. Akhavan also received an extension of the exercise period of his vested stock options until December 9, 2015.

The foregoing description of the terms of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending April 4, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2015	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ BRYAN P. STEVENSON
Bryan P. Stevenson
VP, General Counsel